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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                         FRONT RANGE CAPITAL CORPORATION


ARTICLE I -- Principal Office and Corporate Seal

         Section 1. The principal office and place of business of Front Range Capital Corporation (the "Corporation") in the State of Colorado shall be Louisville, Colorado. Other offices and places of business may be established resolution of the board of directors.

         Section 2. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Colorado" and "Seal," and shall be in such form as may be approved by the board of directors, which shall have power to alter the same at pleasure.

ARTICLE II -- Shares and Transfer Thereof

         Section 1. The shares of this Corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issue.

         Section 2. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in


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lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

         Section 3. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.

         Section 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the board of directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be 30

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days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

ARTICLE III -- Shareholders and Meetings Thereof

         Section 1. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

         Section 2. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of meeting.

         Section 3. In the absence of a resolution of the board of directors providing otherwise, the annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the second Monday in June in each year, if the same be not a legal holiday, and if a legal holiday, then on the next succeeding business day at 1:00 p.m. If a quorum be not present, the meeting may be adjourned from time to time, but no single adjournment shall exceed 60 days. The first annual meeting of shareholders shall be.

         Section 4. Special meetings of shareholders may be called by the president (or in such person's absence by a vice-president), the board of directors, or the holders of not less than one-tenth of all shares entitled to vote on the subject matter for which the meeting is called.


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         Section 5. Written or printed notice stating the place, day, and hour of the shareholders' meeting, and in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the board of directors, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized shares are to be increased, at least 30 days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Failure to deliver such notice or obtain a waiver thereof shall not cause the meeting to be lost, but it shall be adjourned by the shareholders present for a period not to exceed 60 days until any deficiency in notice or waiver shall be supplied.

         Section 6. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any meeting of shareholders.


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         Section 7. A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the articles of incorporation, or these bylaws.

         Section 8. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by such person's duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE IV -- Directors, Powers, and Meetings

         Section 1. The business and affairs of the Corporation shall be managed by a board of three directors who need not be shareholders of the Corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders or until their successors shall have been elected and shall qualify; however, no provision of this section shall be restrictive upon the right of the board of directors to fill vacancies or upon the right of shareholders to remove directors as is hereinafter provided.

         Section 2. The annual meeting of the board of directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.

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         Section 3. Special meetings of the board of directors may be called at any time by the president (or in such person's absence by a vice-president), or by any director, and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five days, or shall be given to a director in person or by telephone at least 48 hours, prior to the date or time fixed for the meeting. Special meetings of the board of directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the articles of incorporation, or bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 4. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then fixed by these bylaws, but a smaller number nay adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation or these bylaws.

         Section 5. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of such person's predecessor in office, and shall hold such office until such person's successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled

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by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until such person's successor shall have been elected and shall qualify.

         Section 6. Directors may receive such fees as may be established by appropriate resolution of the board of directors for attendance at meetings of the board, and in addition thereto, may receive reasonable traveling expense, if any is required, for attendance at such meetings.

         Section 7. The board of directors may by resolution designate two or more directors to constitute an executive committee which shall have and may exercise such authority in the management of the Corporation as shall be provided in such resolution.

         Section 8. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number, with or without cause. If less than the entire board is to be removed, and if cumulative voting is permitted by the articles of incorporation, no one of the directors may be removed if the votes of a sufficient number of shares are cast against removal of such director which, if then cumulatively voted at an election of the entire board of directors would be sufficient to elect such person as a director.

ARTICLE V -- Officers

         Section 1. The elective officers of the Corporation shall be a president, one or more vice-presidents, a secretary, and a

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treasurer, who shall be elected by the board of directors at its first meeting after the annual meeting of shareholders. Unless removed in accordance with procedures established by law and these bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and vice-president, or that of president and secretary.

         Section 2. The board may elect or appoint a general manager, one or more assistant secretaries, and one or more assistant treasurers as it may deem advisable, who shall hold office during the pleasure of the board, and shall be paid such compensation as may be directed by the board.

         Section 3. The officers of the Corporation shall respectively exercise and perform the respective powers, duties, and functions as are stated below, and as may be assigned to them by the board of directors.

                  (a) The president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and officers of the Corporation. Such person shall preside at all meetings of the shareholders and of the board of directors. The president or a vice-president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages, leases, and contracts of the Corporation. The president shall perform all the duties commonly incident to such person's office and such other duties as the board of directors shall designate.

                  (b) In the absence or disability of the president, the vice-president or vice-presidents, in order of their rank as

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fixed by the board of directors, and if not ranked, the vice-presidents in the order designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on the president. Each vice-president shall have such other powers and perform such other duties as may from time to time be assigned to such person by the president.

                  (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. Such person shall keep, or cause to be kept, a register of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders or of the board of directors. The secretary shall be custodian of the records and of the seal of the Corporation and shall attest the affixing of the seal of the Corporation when so authorized. The secretary shall perform all duties commonly incident to such person's office and such other duties as may from time to time be assigned to such person by the president.

                  (d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. Such person shall perform such other duties as may be assigned to such person by the president or by the secretary.

                  (e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation. Such person shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the board of directors or president. The treasurer shall perform all duties commonly incident to such person's office and such other duties as may from time to time be assigned to such person by the president.

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                  (f) An assistant treasurer may, at the request of the
treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer. Such person shall perform such other duties as may be assigned to such person by the president or by the treasurer.

         Section 4. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.

         Section 5. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director, or person whom it may select.

         Section 6. Any officer or agent may be removed by the board of directors, at a meeting called for the purpose, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

ARTICLE VI -- Finance

         Section 1. The board of directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.


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         Section 2. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks, or trust company or trust companies, as the board of directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the board of directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

         Section 3. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

ARTICLE VII -- Waiver of Notice

         Any shareholder, officer, or director may waive, in writing, any notice required to be given by law or under these bylaws, whether before or after the time stated therein.

ARTICLE VIII -- Action Without a Meeting

         Nothing in these bylaws contained shall be construed to prevent any action required to be taken at a meeting of the directors, executive committee, if there be one, or shareholders of this Corporation, or any action which may be taken at a meeting of directors, executive committee, if there be one, or shareholders, to be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors, executive committee members, if there be one, or shareholders entitled to vote with respect to the subject matter thereof.


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ARTICLE IX -- Indemnification of Directors and Officers

         The Corporation shall indemnify every director or officer, such person's heirs, executors, and administrators, against expenses reasonably incurred by such person in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being or having been a director or officer of the Corporation, or at its request of any other Corporation of which it is a stockholder or creditor and from which such person is not entitled to be indemnified, except in relation to matters as to which such person shall be liable for negligence or misconduct; in the event of a settlement, indemnification hall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which such person may be entitled.

ARTICLE X -- Amendments

         These bylaws may be altered, amended, or repealed at the annual meeting of the board of directors or at any special meeting of the board called for that purpose.


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